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                                                               EXHIBIT (a)(1)(v)

Interoffice Mail

To:      Name of CNET Networks, Inc. Employee
Re:      Employee Rights Letter
Date:    July __, 2002

         Thank you for your submission of the Election Concerning Exchange of Stock Options form. We confirm with this letter that we have accepted your election form and have cancelled your options elected for exchange. Subject to your continued employment, your continued status as a resident of Australia, France, Germany, Singapore, Switzerland, Taiwan, the United Kingdom or the United States and other terms of the Offer to Exchange Certain Outstanding Options dated June 26, 2002, you now have the right to receive new options entitling you to purchase the number of shares of common stock indicated in the following table:

                                    # of Options                                          Number of Shares
     Grant #         Grant Date       Tendered           Price       Conversion Ratio     under New Option
     -------         ----------     ------------         -----       ----------------     ----------------


     -------         ----------     ------------         -----       ----------------     ----------------


     -------         ----------     ------------         -----       ----------------     ----------------


     -------         ----------     ------------         -----       ----------------     ----------------


     -------         ----------     ------------         -----       ----------------     ----------------

The new option will allow you to purchase the shares indicated in the chart above at an exercise price equal to the last reported sale price of our common stock on the Nasdaq Stock Market's National Market on the replacement grant date, as reported in the print edition of The Wall Street Journal. We will issue this new option grant on a specified date during the 30-day period beginning on the first business day that is at least six months and one day form the date we cancel the options accepted for exchange.

         Enclosed is your election form countersigned by us. This countersigned election form confirms the number of shares accepted by us for exchange which should be the same number as set forth in the table above under the heading "# of Options Tendered".

         If you have any questions about the option exchange, please direct them to Sharon Le Duy at 415-344-2513 or Karen Greenstein at 646-472-3827 of our Legal Department, or Julie Hata at 415-344-2462 or Linna Hon at 646-472-3843 of our Human Resources Department.